EXHIBIT 99.1

Media Contacts:
Al Galgano
Marian Briggs
Padilla Speer Beardsley
(612) 455-1700

Analysts International Announces New Plan to
Restore the Company to Profitability

Strategic Investments, Back-Office Consolidations and Key Management Changes
to Create Efficiencies Across the Organization

Conference Call at 10 a.m. CST Tomorrow

Minneapolis – Jan. 22, 2008 –Analysts International (Nasdaq: ANLY), a diversified IT services company, has announced its new plan, designed to restore the Company to profitability and increase shareholder value.  This plan is the result of four months of assessment of the Company and was developed under the direction of Elmer Baldwin, the Company’s new president and CEO and approved by the Board of Directors.

The objectives of the plan include increasing revenue, improving margins and adding personnel in sales and recruiting in higher-margin businesses; expanding business and service offerings in key geographic markets; and reducing corporate expenses through consolidation of back-office and other corporate overhead functions.  Other key initiatives will include exiting non-strategic, non-core business lines and increasing efficiency through process and productivity improvements.

“We are very serious about removing corporate costs and improving overall performance.  Our number one objective is to increase shareholder value,” stated Baldwin.  “Our highest priority is changing how we run this business and creating efficiencies across the organization in order to restore profitability.  The first step in our plan is to permanently remove certain costs so that the Company achieves sustainable profitability.”

To support the plan, Analysts International is implementing the following measures:

•	Adding headcount in key functional areas, including sales, recruiting, project management and consulting, in order to respond to customer demand.

•
Expanding its solutions services by launching project-oriented IT consulting practices in its largest U.S. markets, most notably Minnesota, Michigan, Colorado and Kentucky; in 2009 it plans to expand in at least five additional markets.

•	Exiting businesses that are non-core and non-strategic to its new plan and aligning the Company to focus on its core, IT-related competencies and clients.

•	Reducing operating expenses through consolidation of back-office administrative and other corporate overhead functions.

•	Investing in its own information technology systems in order to simplify, streamline and automate business processes.

“We’re rolling out a plan that strategically realigns the Analysts International team to focus on our strong geographic markets with our best staffing and technology service capabilities,” said Baldwin.  “Specific measures of our plan also include management team changes that are in effect immediately.”

Management Changes

To support the strategic initiatives, new senior management appointments include: Robert Woods, Senior Vice President General Counsel and Secretary; Michael Vacanti, Vice President - Professional Services Central Region; Craig Andrie, Vice President - Professional Services Western Region; and Brittany McKinney, Vice President Planning and Operations.  New management bios are available on Analysts International’s Web site, www.analysts.com.

“We’ve adopted an aggressive approach to installing a proven, talented and experienced management team capable of executing our plan,” stated Baldwin.  “We have increased the probability of success of our new plan by attracting individuals who have the expertise in returning companies to profitability.”

As part of the change in senior leadership, David Steichen, CFO, and Colleen Davenport, Legal Counsel, are leaving Analysts International.  Steichen has agreed to remain with the Company through the year-end 2007 audit and while Analysts International executes its search for a new CFO.  Davenport’s previously announced departure will become effective in the first quarter of 2008.  Steichen and Davenport are working with management to implement the new plan, and will assist with the transition of their responsibilities.

Financial Impact

As a result of the new plan and other factors, Analysts International announced that it is likely to take a one-time charge in the fourth quarter of 2007 for the impairment of goodwill and other tangible and intangible assets.  The Company will complete the process of evaluation prior to releasing fourth-quarter 2007 financial results, and believes an impairment charge of up to $17 million could be possible.

The Company also announced a permanent reduction of approximately 70 corporate overhead positions eliminated during the fourth quarter of 2007 and the first half of 2008.  Additional financial impact from the plan is:

•
One-time special charges for severance-related and real estate-related consolidation or closing costs of approximately $2.1 million in the fourth quarter of 2007 and between $1.2 million and $1.5 million in the first half of 2008, with a majority of the 2008 charges occurring in the first quarter.

•	Additional transition costs of between $1.0 million and $1.5 million related to the costs of outside services and the cost to recruit and transition personnel.

•	Capital expenditures in 2008 of between $2.0 million to $3.0 million to support investments in technology and systems upgrades.

“With the implementation of our plan, we believe that we have positioned the Company for future success and profitability,” said Baldwin.  “Through our back-office consolidation and cost-management initiatives we anticipate a $4 million benefit in 2008 and an annualized benefit of $6 million thereafter.  Coupled with our strategic investments, further cost management and focus on our key, higher margin businesses we believe we will restore profitability in the second half of 2008.  I look forward to updating our investors on our progress as we continue to implement our plan to deliver a new Analysts International focused on creating shareholder value.”

Conference Call Tomorrow at 10 a.m. CST

Analysts International will hold a conference call on Wednesday, Jan. 23, 2008, at 10 a.m. CST.   Participants may access the call by dialing (800) 762-8779, or (480) 248-5081 for international participants, a few minutes before the scheduled start time.  The call may also be accessed via the internet at www.analysts.com, where it will be archived. Interested parties can listen to a replay of the call from 1 p.m. CST Jan. 23, 2008 until 10:59 p.m. CST on Jan. 30, 2008 by dialing (800) 406-7325, or (303) 590-3030 for international participants, and entering access code 3831259.

About Analysts International

Headquartered in Minneapolis, Analysts International Corporation (ANLY) is a diversified IT services company.  With sales and customer support offices in the United States and Canada, Analysts International provides information technology solutions and staffing services, including: Technology Solutions, which provides network services, infrastructure, application integration, IP telephony and hardware solutions to the middle market; Professional Services, which provides highly skilled, project managers, business analysts, developers and other IT consultants to assist its clients with strategic change; and IT Resources Staffing, which provides best value, best response supply of resources to high-volume clients. For more information, visit www.analysts.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

This Press Release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions.  Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements.  Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  Statements made in the Press Release for the conference call by the Company, or its President and CEO, Elmer Baldwin, regarding:  (i) expectations that the Company will be profitable in fiscal year 2008 and that profitability will be sustainable; (ii) our plan to improve operating results by, including but not limited to, decreasing our non-sales overhead costs, consolidating administrative back-offices and their functions, improving our gross margin, expanding business at existing clients and exiting non-core or non-strategic areas of our business; (iii) planned investments in additional sales, recruiting, project management and consulting personnel; (iv) plans to expand our solutions consulting practices in four cities in 2008 and five cities in 2009; (v) planned process improvement through investments in information technology systems; (vi) our estimate of the annual savings provided by headcount reductions, back-office consolidation and cost-management initiatives; and (vii) our estimate of the charges for severance-related costs, real-estate consolidation costs, additional transition costs, expected capital expenditures in 2008 and potential impairment charges, are forward-looking statements. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate.  Therefore, actual outcomes and results may differ materially from what is expressed herein.  In any forward-looking statement in which the Company or Mr. Baldwin expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished.  The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:  (i) the risk that management may not fully or successfully implement planned investments, cost reductions and productivity improvements; (ii) lack of success in or advisability of efforts to capture growth opportunities, including geographic expansion of our solutions service offerings or expansion of more desirable areas of our business; (iii) the risk that we will be unable to exit non-core or less desirable areas of the business in a timely manner or on favorable terms; (iv) market conditions in the IT services industry, including intense competition for billable technical personnel at competitive rates and strong pricing pressures from many of our largest clients and difficulty in identifying, attracting and retaining qualified billable technical personnel; (v) our success at reducing employee-related costs without unduly disrupting the operations of our business; (vi) significant rapid growth in, or a significant loss, of our business, or significant lengthening of payment terms with a majorclient that create a need for additional working capital; (vii) the occurrence of additional costs for  severance-related costs, real-estate consolidation, additional transition costs, expected capital expenditures in 2008 and potential impairment charges; and (viii) and other economic, business, market, financial, competitive and/or regulatory factors affecting the Company’s businessgenerally, including those set forth in the Company’s filings with the SEC, including its Annual Report on Form 10-K for its most recent fiscal year, especially in the Management’s Discussion and Analysis section, its most recent Quarterly Report on Form 10-Q and its Current Reports on Form 8-K.  All forward-looking statements included in this Press Release are based on information available to the Company on the date of the Press Release.  The Company undertakes no obligation (and expressly disclaims any such obligation) to update forward-looking statements made in the conference call to reflect events or circumstances after the date of the Press Release or to update reasons why actual results would differ from those anticipated in such forward-looking statements.

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